EXHIBIT 4.1
IVANHOE ENERGY INC.
- and -
CIBC MELLON TRUST COMPANY

Special Warrant Indenture
Dated as of April 7, 2006
Providing for the Issue of Special Warrants
of Ivanhoe Energy Inc.

THIS SPECIAL WARRANT INDENTURE made as of the 7th day of April, 2006
BETWEEN:
IVANHOE ENERGY INC., a corporation incorporated under the laws of the Yukon Territory
(the “Company”)
AND:
CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada and having an office in the City of Vancouver
(the “Trustee”)
WHEREAS:
(A)	terms used in these recitals which are not otherwise defined have the meanings assigned to them in Article 1;

(B)	the Company proposes to create and issue Special Warrants to be constituted and issued in the manner set forth herein;

(C)	the Company is authorized to create and issue the Special Warrants;

(D)	each Special Warrant will entitle the holder to acquire upon exercise or deemed exercise thereof, and without payment of any additional consideration, one Common Share and one Warrant;

(E)	the Company represents to the Trustee that all necessary resolutions of the directors of the Company have been duly enacted, passed or confirmed and all other proceedings taken and conditions complied with to authorize the execution and delivery of this Indenture and the execution and issue of the Special Warrants and to make the same legal and valid and binding on the Company in accordance with the laws relating to the Company and the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture and all such statements are and shall be deemed to be made by the Company;

(F)	the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

(G)	the Trustee has agreed to act as trustee for the Special Warrantholders on the terms and conditions herein set forth; and

(H)	all things necessary have been done and performed to make the Special Warrants, when certified by the Trustee and issued as in this Indenture provided, legal, valid and binding upon the Company with the benefits of and subject to the terms of this Indenture.

          NOW THEREFORE, in consideration of the premises and in further consideration of the mutual covenants herein set forth, the parties hereto agree as follows:
ARTICLE 1
INTERPRETATION
1.1 Definitions. In this Indenture unless there is something in the subject matter or context inconsistent therewith, the following words have the respective meaning indicated below:
(a)	“Applicable Legislation” has the meaning set forth in Section 8.15;

(b)	“Applicable Securities Laws” means, collectively, the applicable securities laws of the Qualifying Provinces, the securities laws of the United States and the states thereof, the regulations, rules, rulings and orders made thereunder, the applicable policy statements issued by the securities regulatory authorities in the Qualifying Provinces, the United States Securities and Exchange Commission and the securities legislation and policies of each other relevant jurisdiction;

(c)	“Business Day” means any day except Saturday, Sunday or a statutory or banking holiday in Vancouver, British Columbia;

(d)	“Certificate of the Company” means a certificate signed by any one of the President, Vice-President, Secretary or Chief Financial Officer of the Company in accordance with Section 9.5;

(e)	“Closing Date” means the date or dates on which Special Warrants are issued pursuant to the terms of the applicable subscription agreement between the Company and the subscriber of such Special Warrants;

(f)	“Common Shares” means, collectively, the fully paid and non-assessable common shares in the capital of the Company as presently constituted;

(g)	“Company’s auditors” means the firm of accountants appointed by the shareholders of the Company as the auditors of the Company from time to time;

(h)	“counsel” means a barrister and solicitor or a firm of barristers and solicitors retained by the Trustee or retained by the Company and acceptable to the Trustee;

(i)	“Current Market Price” in respect of a Common Share at any date means the weighted average price of a Common Share for any twenty-five (25) consecutive trading days ending on the third trading day before such date, on such primary stock exchange on which the Common Shares are then listed as may be selected for such purpose by the directors of the Company or, if the Common Shares are not then listed on more than one stock exchange, on such stock exchange on which the Common Shares are then listed or if the Common Shares are not then listed on any stock exchange, on the over-the-counter market, or, if the Common Shares are not then traded in the over-the-counter market, the Current Market

Price of the Common Shares shall be the fair value of a Common Share as determined by the directors of the Company, after consultation with a nationally and internationally recognized investment banking firm with respect to the fair value of such securities. The weighted average price shall be determined by dividing the aggregate sale price of all the Common Shares sold on the said exchange or market, as the case may be, during the said twenty-five (25) consecutive trading days by the total number of Common Shares so sold provided that, if the date for which the Current Market Price to be determined is a record date for an event relating to the Common Shares (other than a record date in respect of a meeting of shareholders) the said twenty-five (25) consecutive trading days shall be determined as at, and shall not include, the five (5) trading days immediately preceding such record date;

(j)	“director” means a director of the Company for the time being and reference without more to action by the directors means action by the directors of the Company as a board or, whenever duly empowered, action by a committee of the board;

(k)	“Exercise Date” has the meaning set forth in Section 5.2 of this Indenture;

(l)	“Expiry Date” means the date which is the fifth (5th) Business Day following the earlier of (i) the Qualification Date, or (ii) the four month anniversary of the Closing Date;

(m)	“Expiry Time” means 5:00 p.m. (Vancouver time) on the Expiry Date;

(n)	“Extraordinary Resolution” has the meaning attributed to it in Sections 6.10 and 6.13 hereof;

(o)	“Indenture”, “hereto”, “hereunder”, “hereof”, “hereby” and similar expressions mean or refer to this Indenture and not to any particular Article, Section, Subsection, paragraph, clause, subdivision or portion hereof and include any agreement, deed or instrument supplemental or ancillary hereto and the expressions “Article”, “Section”, “Subsection” and “paragraph” followed by a number mean and refer to the specified Articles, Sections, Subsections or paragraphs of this Indenture;

(p)	“person” means any entity whatsoever including, without limitation, an individual, a corporation, a partnership, a trust, an unincorporated organization, a syndicate and words importing persons have a similar meaning;

(q)	“Proceeds” means a sum of money equal to the Subscription Price multiplied by the aggregate number of Special Warrants issued pursuant to this Indenture;

(r)	“Prospectus”, as the context may require, means the preliminary or final version of the prospectus to be filed in the Qualifying Provinces relating to the distribution of the Common Shares and Warrants to the Special Warrantholders

upon exercise of the Special Warrants and, unless the context otherwise requires, includes any amendments or supplements thereto;

(s)	“Qualification Date” means the date on which a receipt has been issued by the securities commission in each of the Qualifying Provinces for the final Prospectus qualifying the Common Shares and Warrants to be issued upon the exercise of the Special Warrants;

(t)	“Qualifying Provinces” means the Province of British Columbia and each of the other provinces of Canada, if any, in which the Special Warrantholders are resident based on the register maintained by the Trustee pursuant to Section 2.2;

(u)	“Regulation S” means Regulation S under the U.S. Securities Act;

(v)	“Special Warrant Certificate” means a certificate substantially in the form attached hereto as Schedule “A” evidencing one or more Special Warrants;

(w)	“Special Warrantholder” or “holder” means the registered holder of a Special Warrant hereunder;

(x)	“Special Warrants” means, collectively, the special warrants of the Company issued and certified hereunder entitling holders thereof to receive, upon the exercise or deemed exercise thereof and subject to adjustment hereunder, one Common Share and one Warrant, or such other kinds and amounts of securities or property determined pursuant to Article 4 hereof;

(y)	“Subscription Price” means the sum of U.S.$2.23 per Special Warrant;

(z)	“subsidiary of the Company” means a corporation of which voting securities carrying a majority of votes attached to all outstanding voting securities are owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company, or by the Company and one or more subsidiaries of the Company, and, as used in this definition, voting securities means securities, other than debt securities, carrying a voting right to elect directors either under all circumstances or under some circumstances that may have occurred and are continuing;

(aa)	“TSX” means the Toronto Stock Exchange;

(bb)	“Underlying Securities” means the Common Shares and Warrants issuable upon the exercise or deemed exercise of the Special Warrants;

(cc)	“United States” means the “United States” as that term is defined in Rule 902 of Regulation S;

(dd)	“U.S. Person” means a “U.S. Person” as defined in Rule 902 of Regulation S;

(ee)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(ff)	“Warrants” means common share purchase warrants of the Company, of which one (1) such common share purchase warrant entitles the holder to purchase one (1) Common Share at a price of U.S.$2.63 at any time on or before the fifth anniversary of the Closing Date; and

(gg)	“written direction of the Company”, “written order of the Company” and any other document required to be signed by the Company, mean, respectively, a written direction, order or request, consent or other document signed in the name of the Company by any of the President, the Vice-President, the Secretary or the Chief Financial Officer of the Company, and may consist of one or more instruments so executed.
1.2 Headings. The division of this Indenture into Articles, Sections, Subsections, paragraphs or other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or the Special Warrants.
1.3 Gender. In this Indenture wherever the context permits or requires words importing number shall include the singular and the plural and words importing gender shall include all genders.
1.4 Business Day. In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.
1.5 Meaning of “Outstanding”. Every Special Warrant represented by a Special Warrant Certificate countersigned and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation or until the Expiry Time; provided that where a new Special Warrant Certificate has been issued pursuant to Section 2.7 hereof to replace one which has been mutilated, lost, stolen or destroyed, the Special Warrants represented by any such new Special Warrant Certificate shall be counted for the purpose of determining the aggregate number of Special Warrants outstanding.
1.6 Time. Time shall be of the essence hereof and of the Special Warrants issued hereunder.
1.7 Applicable Law. This Indenture and the Special Warrants shall be governed by and construed in accordance with the laws of the Province of British Columbia. The parties hereto submit to the exclusive jurisdiction of the courts in the Province of British Columbia. The parties agree that any litigation between the parties which arises pursuant to or in connection with this Indenture, or any of its provisions, shall be referred to the courts in the Province of British Columbia and shall not be referred to the courts in any other jurisdiction.

1.8 Currency. All references to “U.S.$” refer to lawful money of the United States unless otherwise indicated. All references to “Cdn.$” refer to lawful money of Canada.
ARTICLE 2
ISSUE AND PURCHASE OF SPECIAL WARRANTS
2.1 Creation and Issue of Special Warrants. A total of up to 11,400,000 Special Warrants are hereby created and authorized to be issued and shall be executed by the Company and certified by or on behalf of the Trustee upon the written order of the Company and delivered by the Trustee to the Company in accordance with the written direction of the Company.
2.2 Form and Terms of Special Warrants. Subject to the provisions hereof, the Special Warrants to be issued under this Indenture shall be limited in the aggregate to 11,400,000 Special Warrants and each Special Warrant shall entitle a holder, upon exercise or deemed exercise thereof to acquire, without the payment by such holder of any additional consideration, one (1) Common Share and one (1) Warrant or such other kinds and amounts of securities or property determined pursuant to the provisions of Article 4, as the case may be.
          The Special Warrants may be exercised by the holder thereof, at no additional cost, at any time from and after the Closing Date until the Expiry Time. Special Warrants not exercised or tendered for cancellation prior to the Expiry Time will be deemed to be exercised immediately prior thereto and surrendered to the Trustee on behalf of the holder thereof at the Expiry Time without any further action on the part of the holder or the Company.
          The Special Warrants shall be issued in registered form and the Special Warrant Certificates, including all replacements issued in accordance with this Indenture, shall be substantially in the form set out in Schedule “A” hereto with, subject to the provisions of this Indenture, such additions, variations and/or omissions as may from time to time be agreed upon between the Company and the Trustee, shall be dated as of the Closing Date, and shall be numbered in such manner as the Company, with the approval of the Trustee, may prescribe. All Special Warrants shall, save as to denominations, be of like tenor and effect. No change in the form of the Special Warrant Certificates shall be required by reason of any adjustment made pursuant to Article 4 hereof. The Trustee shall maintain a register of the holders at its principal stock transfer office in the City of Vancouver, which shall be open for inspection by any agent or representative of the Company or a Special Warrantholder, in which shall be entered the name and addresses of the Special Warrantholders and the number of Special Warrants held by them and all other information required by law. The Trustee shall, from time to time when requested to do so by the Company, furnish the Company with a list of the names and addresses of the Special Warrantholders entered in the registers kept by the Trustee and showing the number of Common Shares and Warrants which might then be acquired upon the exercise or deemed exercise of the Special Warrants held by each such holder.
          Special Warrant Certificates may be engraved, lithographed, printed or partly in one form and partly in another form as the Company with the approval of the Trustee may determine.

2.3 Transfer and Ownership of Special Warrants. Unless the Company has instructed the Trustee in writing to waive any or all of the following requirements, Special Warrants may be transferred upon receipt by the Trustee of a duly executed transfer instrument in the form attached to the Special Warrant Certificate together with evidence to its reasonable satisfaction that the transferee of such Special Warrants is:
(a)	the executor, administrator, heir or legal representative of the heirs of the estate of a deceased Special Warrantholder;

(b)	a guardian, committee, trustee, curator or tutor representing a Special Warrantholder who is an infant, an incompetent person or a missing person;

(c)	a liquidator of, or a trustee in bankruptcy for, a Special Warrantholder; or

(d)	a transferee of a Special Warrantholder who provides the Trustee with evidence satisfactory to the Trustee and the Company, acting reasonably, including but not limited to a properly completed and executed declaration attached as Exhibit “A” to the transfer form attached to the Special Warrant Certificate, that such transferee is/was either: (i) not in the United States at the time the buy order for the Special Warrants was executed, not acquiring the Special Warrants for the account or benefit of a U.S. Person or a person in the United States and was not offered the Special Warrants in the United States, or (ii) a person that has purchased or acquired Special Warrants in a transaction exempt from registration under the U.S. Securities Act and has provided the Company with satisfactory evidence of the availability of such exemption which shall include an opinion of counsel reasonably acceptable to the Company that such transaction was exempt from registration under any applicable securities laws of any state of the United States and that the securities laws of any other applicable jurisdiction(s) have been complied with in relation to the transfer of the Special Warrants involved, together with the Special Warrant Certificate in question (by delivery or mail as set forth in Section 9.3 hereof), and subject to such reasonable requirements relating to the payment of costs of the transfer by the holder as the Trustee may prescribe and compliance with all applicable securities legislation and requirements of regulatory authorities. A transferee of Special Warrants who complies with the requirements of this Section 2.3 will be entitled to become noted upon the register of holders as a Special Warrantholder. After receiving the surrendered Special Warrant Certificate and upon the person surrendering the same meeting the requirements as hereinbefore set forth, the Trustee shall forthwith give written notice thereof together with confirmation as to the identity of the person entitled to become the holder to the Company. Forthwith after receiving written notice from the Trustee as aforesaid the Company shall, in accordance with the provisions of Section 2.8 hereof, cause a new Special Warrant Certificate to be issued and sent to the new holder and the Trustee shall alter its register of holders accordingly.

Each Special Warrant shall bear a legend as set forth below:
“IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]. NO OFFER OR SALE OF THESE SECURITIES SHALL BE MADE TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON FOR A PERIOD OF FORTY (40) DAYS STARTING ON THE DATE ON WHICH THE DISTRIBUTION OF THESE SECURITIES IS COMPLETED, BEING APRIL 7, 2006.”
“THIS SPECIAL WARRANT AND THE COMMON SHARES AND WARRANTS ISSUABLE UPON EXERCISE OF THIS SPECIAL WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS SPECIAL WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) OR A PERSON IN THE UNITED STATES UNLESS THIS SPECIAL WARRANT AND THE UNDERLYING SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE SECURITIES LAWS OF ALL APPLICABLE STATES OF THE UNITED STATES OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. NO OFFER OR SALE OF THESE SECURITIES SHALL BE MADE TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON FOR A PERIOD OF FORTY (40) DAYS STARTING ON THE DATE ON WHICH THE DISTRIBUTION OF THESE SECURITIES IS COMPLETED, BEING APRIL 7, 2006.”
             Each certificate representing Common Shares or Warrants (or Common Shares issued upon the exercise of Warrants) issued pursuant to an exercise of Special Warrants prior to the Expiry Date will bear a legend as follows:
“IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE AUGUST 8, 2006.”
          Any certificates representing Common Shares bearing the foregoing legend will bear the following additional legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE BUT CANNOT BE TRADED THROUGH THE FACILITIES OF THE EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.”
Each certificate representing Warrants will bear a legend as follows:
“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) OR A PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND THE UNDERLYING SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE SECURITIES LAWS OF ALL APPLICABLE STATES OF THE UNITED STATES OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.”
            Subject to the provisions of this Indenture and applicable law, the Special Warrantholder shall be entitled to the rights and privileges attaching to the Special Warrants free from all equities and rights of set-off or counterclaim between the Company and the transferor or any previous Special Warrantholder and the issue of the Underlying Securities by the Company upon the exercise or deemed exercise of Special Warrants by any Special Warrantholder in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Company and the Trustee with respect to such Special Warrants.
2.4 Special Warrantholders Not Shareholders. A Special Warrantholder shall not, as such, be deemed to be or regarded as a shareholder of the Company nor shall such Special Warrantholder be entitled to any right or interest, including any right to vote at, receive notice of or attend any meeting of shareholders or any other proceeding of the Company or any right to receive any dividend or other distribution, except as is expressly provided in this Indenture and in the Special Warrant Certificate.
2.5 Signing of Special Warrants. The Special Warrant Certificates shall be signed either manually or by facsimile signature by any officer or director of the Company and may, but need not be, under the corporate seal of the Company. A facsimile signature upon any Special Warrant Certificate shall for all purposes hereof be deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced. If a person whose signature, either manually or in facsimile, appears on a Special Warrant Certificate is not a director or officer of the Company at the date of this Indenture or at the date of the countersigning and delivery of such Special Warrant Certificate, such fact shall not affect in any way the validity of the Special Warrants evidenced thereby or the entitlement of the holder thereof to the benefits of this Indenture.
2.6 Countersigning. No Special Warrant Certificate shall be issued, or if issued, shall be valid or exercisable or entitle the holder thereof to the benefits of this Indenture until the Special Warrant Certificate has been countersigned by or on behalf of the Trustee. The Trustee will countersign the Special Warrant Certificates upon the written direction of the Company. The countersignature by or on behalf of the Trustee on any Special Warrant Certificate shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Special Warrants or as to the performance by the Company of its obligations under this Indenture and the Trustee shall in no way be liable or answerable for the use made of the Special Warrants or of the Proceeds except as specified herein. The countersignature of the Trustee shall, however, be a representation and warranty of the Trustee that the Special Warrant Certificate has been duly countersigned by or on behalf of the Trustee pursuant to the provisions of this Indenture and shall be conclusive evidence as against the Company that the Special Warrant Certificate so countersigned has been duly issued hereunder and the holder is entitled to the benefits hereof.
2.7 Loss, Mutilation, Destruction or Theft of Special Warrants. In case any of the Special Warrant Certificates issued and countersigned hereunder shall become mutilated or be lost, destroyed or stolen, the Company shall, upon the holder complying with this Section 2.7 and subject to applicable law, issue and thereupon the Trustee shall countersign and deliver a new Special Warrant Certificate of like date and tenor in exchange for and in place of the one mutilated, lost, destroyed or stolen and upon surrender and cancellation of such mutilated Special Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Special Warrant Certificate and the substituted Special Warrant Certificate shall be in a form approved by the Trustee and shall entitle the holder thereof to the benefits hereof and rank equally in accordance with its terms with all other Special Warrants issued hereunder.
          The applicant for the issuance of a new Special Warrant Certificate pursuant to this Section 2.7 shall bear the reasonable costs including applicable taxes of the issuance thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Company and to the Trustee, in their discretion and such applicant may also be required to furnish an indemnity and a surety bond in amount and form satisfactory to the Company and the Trustee in their discretion, and shall pay the reasonable charges of the Company and the Trustee in connection therewith.
2.8 Issue of Special Warrants. Special Warrant Certificates shall be signed by the Company as aforesaid and delivered to the Trustee from time to time. The Trustee shall countersign any Special Warrant Certificate delivered by the Company to the Trustee as aforesaid and shall forthwith deliver or cause to be delivered to the person or persons in whose name or names the Special Warrant Certificate is to be issued (as specified in any written order from time to time given by the Company to the Trustee and signed by the Chairman, President, Vice-President, Treasurer, Secretary or Assistant Secretary of the Company) or mail to such person or persons at their respective addresses specified in the written order from the Company the Special Warrant Certificate for the appropriate number of Special Warrants.
2.9 Fractions. Certificates representing fractional Special Warrants shall not be issued or otherwise provided for.
2.10 Special Warrants to Rank Pari Passu. All Special Warrants shall rank pari passu, whatever may be the actual date of issue of same.
2.11 Exchange of Special Warrants. Except as otherwise herein provided:
(a)	Special Warrant Certificates may, upon compliance with the reasonable requirements of the Trustee, be exchanged for Special Warrant Certificates in any other authorized denomination representing in the aggregate the same number of Special Warrants. The Company shall sign and the Trustee shall countersign, in accordance with Section 2.5 and 2.6, all Special Warrant Certificates necessary to carry out the exchanges contemplated herein;

(b)	Special Warrant Certificates may be exchanged only at the principal stock transfer office of the Trustee in the City of Vancouver. Any Special Warrant Certificates tendered for exchange shall be surrendered to the Trustee and cancelled; and

(c)	the Trustee may charge registered holders requesting an exchange a reasonable sum for each Special Warrant Certificate exchanged and payment of such charges and reimbursement of the Trustee or the Company for any and all taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange as a condition precedent to such exchange.
2.12 Recognition of Registered Holder. The Company and the Trustee may deem and treat the registered holder of any Special Warrant Certificate as the absolute beneficial owner of the Special Warrants represented thereby for all purposes under this Indenture, and the Company and the Trustee shall not be affected by any notice or knowledge to the contrary except where the Company or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction. A Special Warrantholder shall be entitled to the rights evidenced by the Special Warrants registered in his name free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Special Warrantholder of the Underlying Securities issuable upon the exercise or deemed exercise thereof shall be a good discharge to the Company and the Trustee for the same and neither the Company nor the Trustee shall be bound to inquire into the title of any such holder except where the Company or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction.

2.13 Cancellation of Surrendered Special Warrants. All Special Warrant Certificates surrendered to the Trustee pursuant to Section 2.3, Section 2.7, Section 2.11 (where a new certificate is issued) or Section 5.1 will be cancelled and destroyed by the Trustee in accordance with applicable legislation and its ordinary business practices and, if required by the Company, the Trustee will deliver to the Company a destruction certificate identifying each Special Warrant Certificate so destroyed.
ARTICLE 3
COVENANTS OF THE COMPANY
3.1 Covenants of the Company. The Company represents, warrants, covenants and agrees with the Trustee for the benefit of the Trustee and the Special Warrantholders as follows:
(a)	To Issue Special Warrants and Reserve Common Shares and Warrants: The Company is duly authorized to create and issue the Special Warrants and the Special Warrant Certificates, when issued and countersigned as herein provided, will be valid and enforceable against the Company and, subject to the provisions of this Indenture, the Company will reserve a sufficient number of the Common Shares and Warrants from time to time issuable pursuant to the Special Warrants under this Indenture and cause the certificates representing such Common Shares and Warrants to be duly issued and delivered in accordance with instructions on the Special Warrant Certificates and the terms hereof. At all times prior to the Expiry Time, while any of the Special Warrants are outstanding, the Company shall reserve and allot and conditionally issue out of its authorized capital a number of Common Shares sufficient to enable the Company to meet its obligation to issue Common Shares in respect of the exercise or deemed exercise of all Special Warrants outstanding hereunder from time to time and in respect of the exercise of all Warrants outstanding thereafter. All Common Shares issued pursuant to the exercise or deemed exercise of the Special Warrants and all Common Shares issued upon the due exercise of the Warrants shall be fully paid and non-assessable.

(b)	To Pay Trustee’s Remuneration: The Company will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will, upon the Trustee’s request, pay to or reimburse the Trustee for all reasonable expenses, disbursements and advances made or incurred by the Trustee in the administration or execution of the trust hereof (including the compensation and disbursements of its counsel and other advisors and assistants not regularly in its employ), both before a default hereunder and thereafter until all duties of the Trustee hereunder have been finally and fully performed.

(c)	To Execute Further Assurances: The Company will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as the Trustee may reasonably require for effecting the intentions and provisions of this Indenture.

(d)	To Carry on Business: Subject to the express provisions hereof, the Company will at all times maintain its corporate existence, carry on and conduct and will cause to be carried on and conducted its business in the same manner as heretofore carried on and conducted, provided, however, that the Company or any subsidiary of the Company may dispose of any business, premises, property or operation if in the reasonable opinion of the directors or officers of the Company or any subsidiary of the Company, as the case may be, it would be advisable and in the best interests of the Company or any subsidiary of the Company to do so; and subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that (subject to compliance with the provisions of Article 4 hereof) nothing herein contained shall prevent the amalgamation, consolidation or merger of the Company or any subsidiary of the Company or the abandonment of any rights and franchises of the Company or any subsidiary of the Company if, in the reasonable opinion of the directors or officers of the Company, or the directors or officers of any subsidiary of the Company, as the case may be, it would be advisable and in the best interests of the Company or of such subsidiary of the Company to do so. The Company will keep or cause to be kept proper books of account in accordance with generally accepted accounting practice and will file with the Trustee copies of all annual statements of the Company furnished to its shareholders after the date hereof, forthwith following delivery to its shareholders.

(e)	To Deliver Information: The Company will send to each Special Warrantholder copies of all financial statements and other materials furnished from time to time to holders of Common Shares after the date hereof.

(f)	Performance of Covenants By Trustee: If the Company shall fail to perform any of its covenants contained in this Indenture the Trustee may notify the Special Warrantholders of such failure on the part of the Company or may itself perform any of the said covenants capable of being performed by it, but, subject to Section 8.3 hereof, the Trustee shall be under no obligation to do so or to notify any Special Warrantholder. All sums reasonably expended or advanced by the Trustee in performance of its rights provided for in this Subsection 3.1(f) shall be repayable as provided in Subsection 3.1(b). No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Company of any default hereunder.

(g)	Filings: The Company undertakes to file or cause to be filed all forms or undertakings required to be filed by the Company in connection with the issuance and sale of the Special Warrants so that the distribution of the Special Warrants may lawfully occur in Canada. All fees payable in connection with such filings shall be at the sole expense of the Company.

(h)	Reporting Issuer Status: The Company is a reporting issuer under the laws of each of the Qualifying Provinces, is not in default of any requirements of such laws and will use reasonable efforts to remain a reporting issuer under the securities laws of each of the Qualifying Provinces, not in default of any requirement of such laws.

(i)	Stock Exchange Listing: The Company will use reasonable efforts to ensure that the Common Shares issuable upon exercise or deemed exercise of the Special Warrants or Warrants will, as soon as practicable after the Closing Date and in any event shall use its commercially reasonable best efforts to do so within 30 days after the Closing Date, be listed and posted for trading on the TSX. The Company covenants to use reasonable efforts to maintain the listing of the Common Shares on such stock exchange.

(j)	Filing Prospectus: The Company will use reasonable efforts, as soon as possible after the Closing Date, to prepare, file and receive a receipt for a preliminary Prospectus in each of the Qualifying Provinces. If a preliminary Prospectus is filed and a receipt obtained therefore, the Company will use reasonable efforts to resolve any regulatory comments and satisfy any regulatory deficiencies in respect of the preliminary Prospectus and, as soon as practicable after such comments or deficiencies have been resolved or satisfied and in any event shall use its commercially reasonable best efforts to do so within 30 days after the Closing Date, shall use reasonable efforts to prepare, file and obtain a receipt from the securities commission or similar regulatory authority in each of the Qualifying Provinces for the final Prospectus and will take all other steps and proceedings that may reasonably be necessary in order to qualify the Underlying Securities issuable upon exercise or deemed exercise of the Special Warrants for distribution in the Qualifying Provinces to the Special Warrantholders.

(k)	Performance of Indenture: The Company will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture.
3.2 Notice of Prospectus. The Company will give written notice to the Trustee of the issuance of the receipts for the final Prospectus referred to in Subsection 3.1(j) hereof forthwith following such issuance, and in any event no later than the second Business Day thereafter, which notice will be accompanied by a sufficient number of commercial copies of such final Prospectus for distribution to each Special Warrantholder. The Trustee shall, on the Business Day following the receipt of such notice, deliver written notice thereof to the Special Warrantholders, which notice will be accompanied by a commercial copy of the final Prospectus and will include a statement to the effect that any Special Warrants not exercised by the Expiry Time will be deemed exercised and surrendered by the Trustee on behalf of the holder thereof.
3.3 Suits by Special Warrantholder. Subject to the provisions of this Indenture, all or any of the rights conferred upon a Special Warrantholder by the terms of the Special Warrant held by him or by this Indenture may be enforced by such Special Warrantholder by appropriate legal proceedings, but subject to the rights which are hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Special Warrantholders from time to time.

3.4 Securities Qualification Requirements.
(a)	If, in the opinion of counsel, any instrument (not including a prospectus, except as contemplated by Section 3.1 hereof) is required to be filed with or any permission, order or ruling is required to be obtained from any securities regulatory authority or any stock exchange or any other actions are required under any Canadian federal law or any provincial law of the Qualifying Provinces or any stock exchange rules before any securities or property, including Underlying Securities which a Special Warrantholder is entitled to receive pursuant to the exercise or deemed exercise of a Special Warrant may properly and legally be issued and delivered upon the exercise or deemed exercise of a Special Warrant thereafter traded, the Company covenants that it will use reasonable efforts to file such instrument, obtain such permission, order or ruling or take all such other actions at its expense, as is required or appropriate in the circumstances.

(b)	The Company will give written notice of, and will make all necessary filings in respect of, the issue of the Underlying Securities pursuant to the exercise or deemed exercise of Special Warrants, in such detail as may be required, to any stock exchange upon which the Common Shares may be listed or to the securities regulatory authority in any of the Qualifying Provinces if there is therein any legislation, ruling or order requiring the giving of any such notice or the making of any such filings in order that the subsequent disposition of the Underlying Securities so issued will not be subject to the prospectus requirements of such legislation, ruling or order (subject to any hold periods applicable to Underlying Securities issued pursuant to the exercise of Special Warrants prior to the Expiry Date).

(c)	The Company has no obligation to register or qualify the Special Warrants or the Underlying Securities under the U.S. Securities Act or the securities laws of any state of the United States.
3.5 Trustee May Institute Proceedings. The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interest and the interests of the Special Warrantholders.
ARTICLE 4
ADJUSTMENT OF SUBSCRIPTION RIGHTS
4.1 Adjustment of Subscription Rights. The subscription rights attaching to the Special Warrants with respect to the Underlying Securities issuable upon the exercise or deemed exercise of the Special Warrants shall be subject to adjustment from time to time as follows:
(a)	if and whenever at any time from the date hereof and prior to the Expiry Time, the Company shall:

(i)	subdivide its outstanding Common Shares into a greater number of shares; or

(ii)	consolidate its outstanding Common Shares into a smaller number of shares;
the number of Underlying Securities obtainable upon the exercise or deemed exercise of each Special Warrant shall be adjusted, at no cost to such holder, immediately after the effective date of such subdivision or consolidation to such number as the holder would have held had the holder been the registered holder of the Underlying Securities on the effective date of such subdivision or consolidation, and such adjustment shall be made successively whenever any event referred to in this Subsection 4.1(a) shall occur (and all adjustments in this Subsection are cumulative);
(b)	if and whenever at any time from the date hereof and prior to the Expiry Time, the Company shall issue or distribute to the holders of all or substantially all of the Company’s outstanding Common Shares or any securities of the Company including rights, options or warrants to acquire shares of the Company or securities convertible into or exchangeable for shares of the Company or property or assets including cash or evidences of indebtedness, the holder of any Special Warrant who thereafter shall exercise or be deemed to have exercised his right to subscribe for the Underlying Securities thereunder shall be entitled to receive, at no cost to such holder, and shall accept for the same aggregate consideration, in addition to the Underlying Securities to which he was theretofore entitled upon such exercise or deemed exercise, the kind and amount of securities or property which such holder would have been entitled to receive as a result of such issue or distribution as if, on the effective date thereof, he had been the registered holder of the number of Underlying Securities to which he was theretofore entitled upon such exercise or deemed exercise and if determined appropriate by the directors, appropriate adjustments shall be made as a result of any such issue or distribution to the rights and interests of Special Warrantholders thereafter so that the provisions of this Article 4 shall thereafter apply correspondingly to any securities or other property thereafter deliverable upon the exercise or deemed exercise of any Special Warrant and any such adjustments shall be made by and set forth in an agreement supplemental hereto approved by the directors and shall for all purposes be conclusively deemed to be appropriate adjustments;

(c)	if and whenever at any time from the date hereof and prior to the Expiry Time, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in Subsections 4.1(a) or (b) or a consolidation, amalgamation or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety, any Special Warrantholder who has not exercised his right of subscription prior to the effective date of such reclassification, reorganization, consolidation, amalgamation, merger, sale or conveyance, upon the exercise or deemed exercise of such right thereafter, shall be entitled to receive and shall accept the kind and number of securities or property that such Special Warrantholder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Special Warrantholder had been the registered holder of the number of Underlying Securities receivable upon the exercise or deemed exercise of Special Warrants then held, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 4.1; provided that no such action shall be carried into effect unless all necessary steps shall have been taken so that the holders of the Special Warrants shall thereafter be entitled to receive such kind and number of securities and property. The Company, its successor, or the purchasing body corporate, partnership, trust or other entity, as the case may be, shall, as a condition precedent to any such reclassification, reorganization, consolidation, amalgamation, merger, sale or conveyance, take all necessary steps hereunder to enter into an agreement which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Special Warrantholders to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares other securities or property to which a Special Warrantholder is entitled on the exercise or deemed exercise of his Special Warrants thereafter. Any agreement entered into between the Company and the Trustee pursuant to the provisions of this Subsection 4.1(c) shall be a supplemental agreement entered into pursuant to the provisions of Article 7 hereof. Any agreement entered into between the Company, any successor to the Company or any purchasing body corporate, partnership, trust or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which shall apply to successive reclassifications, reorganizations, amalgamations, consolidations, mergers, sales or conveyances;

(d)	in any case in which this Section 4.1 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the holder of any Special Warrant exercising or deemed to be exercising his subscription rights after such record date the additional securities or property issuable upon such exercise or deemed exercise by reason of the adjustment required by such event; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional securities or property, as the case may be, upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional securities or property, as the case may be, declared in favour of holders of record of such securities or property, as the case may be, on and after the date of exercise or deemed exercise or such later date as such holder would but for the provisions of this Subsection 4.1(d), have become the holder of record of such additional securities or property, as the case may be, pursuant to the exercise or deemed exercise of the Special Warrants held by such holder;

(e)	after any adjustment pursuant to this Section 4.1, the term “Underlying Securities” where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, a Special Warrantholder is entitled to receive upon the exercise or deemed exercise of such holder’s Special Warrants, and the number of Common Shares and Warrants indicated in any exercise made pursuant to a Special Warrant shall be interpreted to include the number of other securities or property a Special Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section, upon the full exercise or deemed exercise of a Special Warrant;

(f)	all shares of any class or other securities or property which a Special Warrantholder is at the time in question entitled to receive on the full exercise or deemed exercise of his Special Warrant, whether or not as a result of adjustments made pursuant to this Section 4.1 shall, for the purposes of the interpretation of this Indenture, be deemed to be Underlying Securities which such Special Warrantholder is entitled to subscribe for pursuant to the exercise or deemed exercise of such Special Warrant;

(g)	anything in this Section 4.1 to the contrary notwithstanding, no adjustment shall be made in the subscription rights attached to the Special Warrants if the issue of Common Shares is being made pursuant to any stock option or stock purchase plan in force from time to time or any other currently existing obligation of the Company disclosed to the Special Warrantholders and the Trustee on or prior to the date hereof; and

(h)	in the event of any question arising with respect to the adjustments provided for in this Section 4.1 such question shall be conclusively determined, subject to the consent of any stock exchange upon which the Common Shares are then listed, by a firm of chartered accountants appointed by the Company and acceptable to the Trustee (which may be the Company’s auditors). Such accountants shall have access to all necessary records of the Company, and such determination shall be binding upon the Company, the Trustee, all Special Warrantholders and all other persons interested therein. In the event that any such determination is made, the Company shall deliver a certificate to the Trustee describing such determination;
provided that no adjustment will be required if the holder of a Special Warrant is otherwise entitled to participate in the event which triggers the adjustment pursuant to this Section 4.1 on the same basis as such Special Warrantholder would have been entitled had he exercised or been deemed to have exercised his Special Warrants and subscribed for the Underlying Securities immediately prior to such event. Any such participation shall be subject to the prior consent of the TSX.

4.2 Proceedings Prior to any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment in any of the subscription rights arising pursuant to the exercise or deemed exercise of any of the Special Warrants, including the number of Underlying Securities which are to be received upon the exercise or deemed exercise thereof, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order for the Company to allot and reserve for issuance and to validly and legally issue as fully paid and non-assessable, such number of Underlying Securities and validly and legally deliver all other securities or property in which the holders of such Special Warrants are entitled to receive on the full exercise or deemed exercise thereof in accordance with the provisions hereof.
4.3 Certificate of Adjustment. The Company shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.1 hereof, deliver a certificate of the Company to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by the auditors of the Company, upon whose verification the Trustee shall be entitled to act and rely. When so verified, the Company shall, except in respect of any subdivision, or consolidation of the Common Shares, forthwith give written notice to the Special Warrantholders specifying the event requiring such adjustment or readjustment and the results thereof; provided that if the Company has already given the required notices under Section 4.5 hereof covering all the relevant facts in respect of such event and if the Trustee consents in writing, no further notice need be given under this Section 4.3.
4.4 Adjustment Rules. The adjustments provided for in this Article 4 are cumulative and shall apply (without duplication) to successive actions requiring an adjustment under the provisions of Section 4.1; provided that, notwithstanding any other provision of this Article 4, no adjustment shall be made in the number of Underlying Securities which may be subscribed for on the exercise or deemed exercise of a Special Warrant unless it would result in a change of at least 0.01 of a Common Share and 0.01 of a Warrant (provided, however, that any adjustments which by reason of this Section 4.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment).
          In the event that the Company after the date of this Indenture shall take any action affecting the Underlying Securities other than action described in this Article 4, the directors of the Company may, but shall not be required to, make any other adjustments to the number of Underlying Securities which may be acquired upon exercise or deemed exercise of the Special Warrants, to the extent, if any, such directors deem appropriate, provided that no such adjustment shall be made which increases the Subscription Price or decreases the number of Underlying Securities which may be acquired upon exercise or deemed exercise of the Special Warrants.
4.5 Notice of Special Matters. The Company covenants with the Trustee that so long as any Special Warrant remains outstanding it will give at least fourteen (14) days’ prior written notice in the manner provided for in Article 9 to the Trustee and to each Special Warrantholder of any event which requires an adjustment to the subscription rights attaching to any of the Special Warrants pursuant to this Article 4. The Company covenants and agrees that such notice shall contain the particulars of such event in reasonable detail and, if determinable, the required adjustment in the manner provided for in this Article 4. The Company further covenants and agrees that it shall promptly as soon as the adjustment calculations are reasonably determinable, file a Certificate of the Company with the Trustee showing how such adjustment shall be computed and direct the Trustee to send a copy of such certificate to the Special Warrantholders.
4.6 No Action after Notice. The Company covenants with the Trustee that it will not close its transfer books or take any other corporate action which might deprive the holder of a Special Warrant of the opportunity of exercising his right of subscription pursuant thereto during the period of fourteen (14) days after the giving of the notice set forth in Section 4.3 and 4.5 hereof.
4.7 Protection of Trustee. The Trustee:
(a)	shall not at any time be under any duty or responsibility to any Special Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Section 4.1 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)	shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Share or Warrant or of any shares or other securities or property which may at any time be issued or delivered upon the exercise or deemed exercise of the subscription rights attaching to any Special Warrant;

(c)	shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Common Shares, Warrants or certificates for the same upon the surrender or deemed surrender of any Special Warrants for the purpose of the exercise or deemed exercise of such rights or to comply with any of the covenants contained in this Article 4; and

(d)	shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Company.
ARTICLE 5
EXERCISE AND CANCELLATION OF SPECIAL WARRANTS
5.1 Exercise of Special Warrants. Upon and subject to the provisions of this Article 5, any holder of a Special Warrant may exercise the right thereby conferred on him to subscribe for Common Shares and Warrants for no additional consideration by surrendering to the Trustee after the issuance of the Special Warrants to such holder and until the Expiry Time at its principal office in the City of Vancouver, the Special Warrant Certificate evidencing the Special

Warrants, with the exercise form attached to the Special Warrant Certificate duly completed and executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and manner satisfactory to the Trustee. The Trustee may act and rely on the address form for determining residency of the subscribing holder.
                    Unless the Company has instructed the Trustee in writing to waive any or all of the following requirements, the Special Warrants may not be exercised by or for the account or benefit of a U.S. Person or a person in the United States unless the holder certifies in writing to the Company and the Trustee that the holder is: (i) an original subscriber of Special Warrants who has re-confirmed in writing to the Company and the Trustee each of the representations and warranties made by the holder in connection with such holder’s subscription for Special Warrants; or (ii) a registered transferee of such Special Warrants who has complied with Subsection 2.3(d) hereof provided that the Company may, in its sole discretion, accept, in substitution for the foregoing, evidence satisfactory to the Company and the Trustee, acting reasonably, to the effect that the Underlying Securities have been registered under the U.S. Securities Act and applicable state securities laws or that the Underlying Securities may be issued upon exercise of the Special Warrants without registration under the U.S. Securities Act and any applicable state securities laws.
                    The foregoing requirements shall not apply to any deemed exercise by the Trustee of Special Warrants pursuant to the terms hereof as long as the holder is an original subscriber or a registered transferee of such Special Warrants.
                    The exercise form attached to the Special Warrant Certificate shall be signed as set out above and shall specify:
(a)	the number of Underlying Securities which the Special Warrantholder wishes to subscribe for upon the exercise of the Special Warrants (being not greater than the aggregate number of the Underlying Securities which such Special Warrantholder is entitled to acquire pursuant to the Special Warrants so surrendered); and

(b)	the person or persons in whose name or names the Underlying Securities are to be registered, the address or addresses and the social insurance number or numbers of such person or persons and the number of Underlying Securities to be issued to each such person if more than one is so specified, provided that the Special Warrantholder shall only be entitled to direct his entitlement to the Underlying Securities in a manner permitted by applicable securities legislation, and provided further that no certificates for Underlying Securities shall be registered at or delivered to an address in the United States unless the person in whose name the certificates are registered has complied with the requirements of Subsection 2.3(d) hereof;
and the Special Warrants will only be deemed to be surrendered when actually received by the Trustee.

          Any Special Warrants not exercised before the Expiry Date shall be deemed to be exercised and surrendered by the Trustee on behalf of the holder thereof as of 4:59 p.m. (Vancouver time) on the Expiry Date.
          If any of the Underlying Securities in respect of which the Special Warrants are exercised are to be issued to a person or persons other than the Special Warrantholder in accordance with the provisions of Section 2.3 hereof, the signature set out in the exercise form shall be guaranteed by a chartered bank, trust company or medallion guaranteed by an investment dealer who is a member of a recognized stock exchange, and the Special Warrantholder shall pay to the Trustee all requisite stamp or security transfer taxes or other governmental charges exigible in connection with the issue of such Underlying Securities to such other person or persons or shall establish to the satisfaction of the Trustee that such taxes and charges have been paid.
          If at the time of the exercise of the Special Warrants, there remain trading restrictions on the Underlying Securities acquired, pursuant to Applicable Securities Laws, the Company may, on the advice of counsel, endorse the certificates evidencing such Underlying Securities with legends accordingly until such time as the Company determines that such endorsement is no longer necessary to avoid a violation of such laws by the Company and so advises the Trustee in writing or unless and until the holder of any such endorsed certificate, at the holder’s expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of counsel satisfactory to the Company) to the effect that such holder is entitled to sell or otherwise transfer such Underlying Securities in a transaction in which such endorsement is not required, whereupon such endorsed certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such endorsement.
          After delivery of the certificates representing the Underlying Securities, in the event of non-receipt of any such certificates by the person to whom it is so sent as aforesaid, or the loss or destruction thereof, the Company shall issue and the Trustee shall countersign and deliver to such person a replacement certificate of like date and tenor in place of the one lost or destroyed upon being furnished with such evidence of ownership and non-receipt, loss or destruction and with such indemnity and surety bond or security as the Trustee may reasonably require. The Special Warrantholder shall bear the cost of the issue of such replacement certificates.
5.2 Effect of Exercise of Special Warrants. Upon valid exercise or deemed exercise of the Special Warrants as provided in Section 5.1 hereof, the Underlying Securities in respect of which the Special Warrants are validly or deemed exercised shall be deemed to have been issued, and such person or persons as are specified pursuant to Section 5.1 hereof shall be deemed to have become the holder or holders of record of such securities on the date of such valid exercise (herein called the “Exercise Date”) unless the stock transfer books of the Company shall be closed by law on the said date of such valid exercise, in which case such securities shall be deemed to have been issued, such person or persons shall be deemed to have become the holder or holders of record of such securities and the Exercise Date shall be deemed to be on the date on which such stock transfer books are next re-opened.

          Upon valid exercise of the Special Warrants as aforesaid, the Trustee shall forthwith give written notice thereof to the Company.
          In the case of a Special Warrant which is exercised by a holder in accordance with the provisions of Section 5.1, within five Business Days after the Exercise Date of such Special Warrant, the Company shall:
(a)	cause to be mailed to the person in whose name the Underlying Securities so subscribed for are to be issued, as specified in the Special Warrant, at the address specified therein;

(b)	if so specified therein, cause to be delivered to such person at the office of the Trustee where such Special Warrant was surrendered; or

(c)	if no specification as contemplated by (a) or (b) is provided, cause to be mailed to the person in whose name the Underlying Securities are to be issued at the address of such person last appearing on the register maintained by the Trustee pursuant hereto or as such person may otherwise notify the Trustee in writing on or prior to the Exercise Date, certificates for the Underlying Securities to which the Special Warrantholder is entitled pursuant to the Special Warrants so exercised.
          In the case of a Special Warrant which is deemed to be exercised and surrendered by the Trustee on behalf of a Special Warrantholder in accordance with the provisions of Section 5.1, as soon as practicable following the deemed exercise by the Trustee of such Special Warrants, and provided that notice has not been given in accordance with the provisions of Section 3.2, the Trustee shall notify each of such holders in accordance with the provisions of Section 9.2 to the effect the Trustee has so exercised and surrendered the Special Warrants on behalf of the Special Warrantholder and that they shall be entitled to receive certificates for the Underlying Securities to which they have become entitled. Within five (5) Business Days after such deemed exercise and surrender of such Special Warrant, the Company shall cause certificates representing such Underlying Securities to be mailed to the address of the holder of the Special Warrants so exercised last appearing on the register maintained by the Trustee pursuant to Section 2.2 or as such person may otherwise notify the Trustee in writing on or prior to the Exercise Date.
5.3 Postponement of Delivery of Certificates. The Company shall not be required to deliver certificates in respect of Underlying Securities during any period when the stock transfer books of the Company are closed by law and in the event of an exercise or deemed exercise of a Special Warrant during such period, the delivery of certificates evidencing such Underlying Securities may be postponed for a period not exceeding five (5) Business Days after the date of the re-opening of the stock transfer books.

5.4 Special Warrants Void after Expiry Time. Upon the earlier of (i) the exercise or deemed exercise of the Special Warrants and (ii) the Expiry Time, the Special Warrants shall be void and of no value or effect.
5.5 Fractions. To the extent that the holder of a Special Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of an Underlying Security, such right may only be exercised in respect of such fraction in combination with another Special Warrant or other Special Warrants which in the aggregate entitle the holder to receive a whole number of Underlying Securities.
          If a holder is not able to, or elects not to, combine Special Warrants so as to be entitled to acquire a whole number of Underlying Securities, the Company shall make an appropriate cash adjustment to such holder in respect only of the entitlement to a fractional Common Share. No cash adjustment will be made in respect of any entitlement to a fractional Warrant. In respect of any holder, the Company shall only be required to make such a cash adjustment once and for one (1) fractional Common Share and no more. The amount of the cash adjustment shall be equal to the fraction of a Common Share to which the holder would be entitled multiplied by the Current Market Price. The Company will not, under any circumstances, be obligated to issue a cheque to a Special Warrantholder of less than US$10.00. The price to be paid shall be provided by the Company in writing to the Trustee on request.
5.6 Partial Exercise of Special Warrants. The holder of any Special Warrants may acquire a number of Underlying Securities less than the number which the holder is entitled to acquire pursuant to the surrendered Special Warrant Certificate(s). In the event of any exercise of a number of Special Warrants less than the number which the holder is entitled to exercise, the holder of the Special Warrants upon such exercise shall be entitled to receive, without charge therefor, a new Special Warrant Certificate(s) in respect of the balance of the Special Warrants represented by the surrendered Special Warrant Certificate(s) which were not then exercised.
5.7 Accounting and Recording. The Trustee shall:
(a)	promptly account to the Company with respect to Special Warrants exercised or deemed to be exercised and any securities or other instruments, from time to time received by the Trustee shall be received in trust for, and shall be segregated and kept apart by the Trustee in trust for, the Company; and

(b)	record the particulars of Special Warrants exercised or deemed exercised, which particulars shall include the names and addresses of the persons who become holders of Underlying Securities on exercise and the Exercise Date in respect thereof. The Trustee shall provide such particulars in writing to the Company within five (5) Business Days of any request by the Company therefor.

ARTICLE 6
MEETINGS OF SPECIAL WARRANTHOLDERS
6.1 Convening of Meeting. A meeting of Special Warrantholders may be convened at any time by the Trustee or the Company or by the Special Warrantholders holding not less than twenty-five per cent (25%) of the aggregate number of Special Warrants then outstanding, who shall serve the Trustee with a requisition signed by such holders and the Trustee, upon being funded and indemnified, shall then be bound to convene a meeting of Special Warrantholders. In the event that the Trustee fails to convene the meeting after being duly required to do so, the holders of the then outstanding Special Warrants representing no less than twenty-five per cent (25%) of the aggregate number of Special Warrants then outstanding may themselves convene a meeting, the notice of which shall be signed by any person as such Special Warrantholders may specify, provided that every such meeting shall be held at the City of Vancouver or such other place as the Trustee may approve and the Trustee and the Company shall receive notice of such meeting, as provided in Section 6.2 hereof.
6.2 Notice. At least twenty-one (21) days prior notice of a meeting of Special Warrantholders shall be given to all Special Warrantholders, the Trustee and the Company in accordance with Article 9 hereof, and the notice shall state the time, the place, and in general terms the nature of the business to be transacted but it shall not be necessary to specify the text of the resolutions to be considered. It shall not be necessary to specify the nature of business to be transacted at an adjourned meeting.
6.3 Chairman. The chairman of the meeting of Special Warrantholders shall be designated in writing by the Trustee and need not be a Special Warrantholder. If no person is so designated or if the person so designated is not present within twenty-five (25) minutes after the time fixed for the holding of a meeting, the Special Warrantholders and proxyholders for Special Warrantholders present at the meeting shall choose one of their members to be the chairman.
6.4 Quorum. A quorum consists of those Special Warrantholders, whether present in person or represented by proxy, holding not less than twenty-five per cent (25%) of the aggregate number of Special Warrants then outstanding. If at a meeting, a quorum is not present or represented by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting, if called by or upon the requisition of Special Warrantholders shall be dissolved, but in any other case after the appointment of a chairman, the meeting shall stand adjourned to such day being not less than five (5) Business Days later and to such place and time as may be designated by the chairman of the meeting. At the adjourned meeting, those persons present in person and owning Special Warrants or representing by proxy Special Warrantholders shall, in any event, constitute a quorum for the transaction of business for which the original meeting was convened. The chairman of any meeting at which a quorum of the Special Warrantholders is present may with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.
6.5 Show of Hands. Subject to Section 6.6 hereof, every question submitted to a meeting, except one requiring an Extraordinary Resolution, shall be decided in the first instance by a majority of hands on a show of hands, the outcome of which will be declared by the chairman. Each Special Warrantholder present, in person or by proxy, shall have one (1) vote.
6.6 Poll. A poll shall be taken when requested by a Special Warrantholder acting in person or by proxy and, when demanded on the election of a chairman or on the question of adjournment, it shall be taken forthwith. If demanded on any other question or on an Extraordinary Resolution, a poll shall be taken in such manner and either at once or after an adjournment as the chairman may direct. The result of a poll shall be the decision of the meeting at which the poll was demanded. On a poll vote, each Special Warrantholder acting in person or by proxy shall have one (1) vote for each Special Warrant which he holds or represents. Votes may be given in person or by proxy and the proxyholder need not be a Special Warrantholder. The chairman of any meeting shall be entitled to vote in respect of any Special Warrants and proxies held by him.
6.7 Regulations. The Trustee, or the Company with the approval of the Trustee, may from time to time make and from time to time vary such regulations not contrary to the provisions of this Indenture as it shall think fit providing for and governing:
(a)	the setting of the record date for a meeting for the purpose of determining Special Warrantholders entitled to receive notice of and to vote at a meeting;

(b)	voting by proxy, the form of instrument appointing proxyholders, the manner in which proxies are to be executed and the production of the authority of any persons signing on behalf of a Special Warrantholder;

(c)	the lodging of and means of forwarding the instruments appointing proxyholders and the time before the holding of a meeting or adjourned meeting by which the instruments appointing proxyholders are to be deposited; and

(d)	any other matter relating to the conduct of meetings of Special Warrantholders.
Any regulations so made shall be binding and effective on the holders and votes given in accordance therewith shall be valid and counted. The Trustee may permit Special Warrantholders to provide proof of ownership of the Special Warrants in such manner as the Trustee may approve. Save as aforesaid, the only persons who shall be recognized at any meeting as Special Warrantholders or entitled to vote or, except as provided in Section 6.12 hereof, be present at the meeting in respect thereof shall be persons who are registered Special Warrantholders or are duly appointed proxyholders for registered Special Warrantholders.
6.8 Minutes. Minutes of all resolutions passed and proceedings taken at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Company and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings taken, or by the chairman of the next succeeding meeting of Special Warrantholders, shall be prima facie evidence of the matters therein stated and until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.
6.9 Powers Exercisable by Extraordinary Resolution. Subject to the prior approval of the TSX, the Special Warrantholders shall have the power from time to time by Extraordinary Resolution:
(a)	to agree to or sanction any modification, abrogation, alteration or compromise of the rights of the Special Warrantholders or the Trustee (subject to the consent of the Trustee) in its capacity as agent hereunder or on behalf of Special Warrantholders against the Company which shall be agreed to by the Company whether such rights arise under this Indenture or under the Special Warrants or otherwise;

(b)	to assent to any change in or omission from the provisions contained in the Special Warrants and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Company and to authorize the Trustee to concur in and execute any ancillary or supplemental agreement embodying the change or omission;

(c)	with the consent of the Company, not to be unreasonably withheld, to remove the Trustee or its successor in office and to appoint a new agent or agents to take the place of the Trustee so removed;

(d)	to require, direct or authorize the Trustee to enforce any of the covenants on the part of the Company contained in this Indenture or the Special Warrants or to enforce any of the rights of the Special Warrantholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right, in each case upon the Trustee being furnished with an indemnity, and such funding as the Trustee may, in the reasonable exercise of its discretion determine it requires to so act;

(e)	to restrain any Special Warrantholder from instituting or continuing any suit or proceedings against the Company for the enforcement of the covenants on the part of the Company contained in this Indenture or any of the rights conferred upon the Special Warrantholders by the Special Warrants and this Indenture;

(f)	to direct any Special Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Special Warrantholder in connection therewith;

(g)	to waive and direct the Trustee to waive any default on the part of the Company in complying with any of the provisions of this Indenture or the Special Warrants either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(h)	to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or unsecured, and with holders of any shares or other securities of the Company; and

(i)	to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Special Warrantholders.
          An Extraordinary Resolution of the Special Warrantholders is binding upon all the Special Warrantholders whether or not present at the meeting at which the Extraordinary Resolution was passed or whether or not assented to in writing and each Special Warrantholder, the Trustee and the Company shall be bound to give effect to the Extraordinary Resolution to the extent that the Extraordinary Resolution applies to such party.
6.10 Meaning of “Extraordinary Resolution”. The expression “Extraordinary Resolution” when used in this Indenture means, subject to Section 6.13, a resolution proposed to be passed as an extraordinary resolution at a meeting of Special Warrantholders duly convened for the purpose and held in accordance with the provisions of this Article 6 and attended in person or by proxy by Special Warrantholders holding not less than fifty per cent (50%) of the Special Warrants outstanding and passed by not less than sixty-six and two-thirds per cent (66 2/3%) of the votes cast upon such resolution.
          If, at any meeting called for the purpose of passing an Extraordinary Resolution, Special Warrantholders holding at least fifty per cent (50%) of the aggregate number of Special Warrants are not present in person or by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting if convened by Special Warrantholders or on a Special Warrantholders’ request, shall be dissolved; but in any other case it shall be adjourned to such day, being not less than fifteen (15) or more than thirty (30) days later, and to such place and time as may be designated by the chairman. Not less than ten (10) days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 9.2. Such notice shall state that at the adjourned meeting the Special Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally convened or any other particulars. At the adjourned meeting the Special Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in this Section shall be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Special Warrantholders holding at least fifty per cent (50%) of the aggregate number of Special Warrants outstanding are not present in person or by proxy at such adjourned meeting.
          Subject to Section 6.13 hereof, votes on an Extraordinary Resolution shall always be given on a poll.

6.11 Powers Cumulative. It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Special Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Special Warrantholders to exercise the same or any other such power or powers or combination of powers then or thereafter from time to time.
6.12 Company, Special Warrantholders and Trustee May be Represented. The Company and the Trustee, by their respective employees, officers and directors, and the legal and financial advisors and auditors of the Company and the Trustee may attend any meeting of the Special Warrantholders, but they shall have no vote thereat. In addition, any Special Warrantholder is entitled to have his legal or financial advisors present at any such meeting, but such advisors shall have no vote thereat.
6.13 Instruments in Writing. All actions that may be taken and all powers that may be exercised by the Special Warrantholders at a meeting as hereinbefore in this Article provided may also be taken and exercised by holders of not less than sixty-six and two-thirds per cent (66 2/3%) of the aggregate number of Special Warrants then outstanding by an instrument in writing signed in one or more counterparts by such holders and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.
6.14 Binding Effect of Resolutions. Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 6 at a meeting of Special Warrantholders shall be binding upon all the Special Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Special Warrantholders in accordance with Section 6.13 shall be binding upon all the Special Warrantholders, whether signatories thereto or not and each and every Special Warrantholder and the Trustee (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and Extraordinary Resolution. In the case of an Extraordinary Resolution in writing, the Trustee shall give notice in the manner contemplated in Article 9 of the effect of the Extraordinary Resolution in writing to all Special Warrantholders and the Company as soon as it is reasonably practicable.
6.15 Holdings by the Company or Subsidiaries of the Company Disregarded. In determining whether Special Warrantholders holding the required number of Special Warrants are present at a meeting of Special Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, resolution, Extraordinary Resolution or other action under this Indenture, Special Warrants owned legally or beneficially by the Company or any subsidiary of the Company shall be disregarded. The Company will provide the Trustee upon written request, a Certificate of the Company stating the registration and denomination of any Special Warrants owned legally or beneficially by the Company or any subsidiary of the Company.

ARTICLE 7
SUPPLEMENTAL AGREEMENTS, MERGER, SUCCESSORS
7.1 Provision for Supplemental Agreements for Certain Purposes. From time to time the Company (when authorized by a resolution of its directors) and the Trustee may, subject to the prior approval of the TSX, if necessary, and the provisions of this Indenture, and they shall, when so required by any provision of this Indenture, execute and deliver by their proper officers, deeds, agreements or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:
(a)	adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable in the premises, provided that the same are not, in the opinion of the Trustee, relying on the advice of counsel, prejudicial to the interests of the Special Warrantholders;

(b)	giving effect to any Extraordinary Resolution passed as provided in Article 6 hereof;

(c)	making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Underlying Securities issuable upon the exercise or deemed exercise of the Special Warrants thereof on any stock exchange, or for the purpose of complying with applicable laws, provided that such provisions are not, in the opinion of the Trustee, relying on the advice of counsel, prejudicial to the interests of the Special Warrantholders;

(d)	making any modification in the form of the Special Warrant Certificate which does not affect the substance of the Special Warrants;

(e)	evidencing any succession, or successive successions, of other bodies corporate or other persons to the Company and the assumption by any successor of the covenants of the Company contained herein and in the Special Warrant Certificates contained as provided hereafter in this Article 7; and

(f)	for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Trustee, relying on the advice of counsel, the rights of the Trustee and of the Special Warrantholders are in no way prejudiced thereby and provided that the Trustee may in its uncontrolled discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative.
7.2 Company May Consolidate, etc. on Certain Terms. Subject to Subsection 4.1(b), nothing in this Indenture shall prevent any consolidation, reorganization, arrangement, amalgamation or merger of the Company with or into any other body corporate, or bodies corporate, or person, or a conveyance or transfer of all or substantially all the properties and assets of the Company as an entirety to any body corporate or person lawfully entitled to acquire and operate the same, provided, however, that the body corporate or person formed by such consolidation or amalgamation or arrangement or into which such merger shall have been made or the person which acquires by conveyance or transfer all or substantially all the properties and assets of the Company as an entirety shall execute and deliver to the Trustee prior to or contemporaneously with such consolidation, reorganization, amalgamation, arrangement, merger, conveyance or transfer, and as a condition precedent thereto an agreement supplemental hereto wherein the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company shall be assumed by such body corporate or person on terms and conditions not adverse to the Special Warrantholders. The Trustee shall be entitled to receive and shall be fully protected in relying upon an opinion of counsel and such other advisors as they deem necessary that any such consolidation, reorganization, amalgamation, arrangement, merger, conveyance or transfer and any supplemental agreement executed in connection therewith, complies with the provisions of this Section 7.2.
7.3 Successor Body Corporate Substituted. In case the Company, pursuant to Section 7.2 hereof, shall be consolidated, amalgamated, reorganized, arranged or merged with or into any other body corporate, bodies corporate or person or shall convey or transfer all or substantially all of the properties and assets of the Company as an entirety to another body corporate or person, the successor body corporate or person formed by such consolidation, reorganization, arrangement or amalgamation or into which the Company shall have been merged or which shall have received a conveyance or transfer as aforesaid shall succeed to and be substituted for the Company hereunder with the same effect as nearly as may be possible as if it had been named herein as a party in substitution for the Company. Such changes may be made in the Special Warrants as may be appropriate in view of such consolidation, reorganization, amalgamation, merger, conveyance or transfer and as may be necessary to ensure that the Special Warrantholders are not adversely affected by such consolidation, organization, amalgamation, merger, conveyance or transfer.
ARTICLE 8
CONCERNING THE TRUSTEE
8.1 No Conflict of Interest. The Trustee represents to the Company that, to the best of its knowledge, at the date of the execution and delivery of this Indenture, there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within ninety (90) days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its trust hereunder to a successor trustee approved by the Company. Notwithstanding the foregoing provisions of this Section 8.1, if any such material conflict of interest exists or hereunder shall exist, the validity and enforceability of this Indenture and the Special Warrant Certificates shall not be affected in any manner whatsoever by reason thereof.
8.2 Replacement of Trustee. The Trustee may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company, provided that such shorter notice may be given as the Company shall accept as sufficient. In the event of the office of Trustee becoming vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a new trustee unless such new trustee has already been appointed by the Special Warrantholders pursuant to an Extraordinary Resolution. If the Company makes default for a period of ten (10) Business Days in making such appointment, then any Special Warrantholder or the retiring or former Trustee at the expense of the Company may apply to a judge of the Supreme Court of the Province of British Columbia for the appointment of a new trustee after such notification to the holders of the then outstanding Special Warrants and the Company as such judge may order. Upon appointment, the successor trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Trustee without any further assurance, conveyance, act or deed; but if for any reason it becomes necessary or expedient to execute any further deed or assurance the same shall be done at the expense of the Company and may and shall be legally and validly executed by the former Trustee. Any company resulting from a merger, consolidation or amalgamation to which the Trustee for the time being is a party shall be the successor trustee under this Indenture without any further act. Any new trustee appointed under this Section 8.2 shall be a corporation authorized to carry on the business of a trust company in the Qualifying Provinces. Upon the appointment of a new trustee, the Company shall promptly notify the Special Warrantholders thereof in the manner provided in Section 9.2.
8.3 Duty of Trustee. In the exercise of its rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.
8.4 Experts, Advisors and Agents. The Trustee may:
(a)	in relation to this Indenture act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, auditor, valuer, engineer, surveyor or other expert, whether obtained by the Trustee or by the Company or otherwise; and/or

(b)	employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its duties hereunder and may pay reasonable remuneration without taxation of costs of any counsel for all services performed for it in the determination and discharge of the duties hereunder and shall receive reimbursement from the Company for all disbursements, costs and expenses reasonably made or incurred by it in the determination and discharge of its duties hereunder and in the management of the trusts hereof. Any counsel employed or consulted by the Trustee may, but need not be, counsel for the Company.
8.5 Trustee Not Required to Give Security. The Trustee shall not be required to give security for its conduct or administration of the trusts hereof and shall not be responsible for the acts, omissions, defaults, errors or failures of any agents whom it may reasonably employ in the exercise of the powers conferred upon it hereby, nor for any loss occasioned by its own acts, omissions or defaults unless such acts, omissions or defaults constitute a wilful misconduct, wilful or negligent breach of trust or fraud.
8.6 Trustee Not Ordinarily Bound. Subject to Sections 6.1 and 6.9 hereof, the Trustee shall not be bound to do or to take any action for the enforcement of any of the obligations of the Company under this Indenture unless and until it is required to do so by an instrument in writing signed by the holders representing not less than twenty-five per cent (25%) of the aggregate number of Special Warrants then outstanding. The Trustee may, before taking the action, require the Special Warrantholders at whose instance the action is required to deposit with the Trustee the Special Warrants held by them for which the Trustee shall issue receipts. The obligation of the Trustee to commence or continue any act, action or proceeding shall be conditional upon such Special Warrantholders furnishing, when required in writing so to do by the Trustee, funds sufficient for commencing or continuing the act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against any loss, damage or liability by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to risk or expend its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless funded and indemnified as aforesaid.
     The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given the Trustee to determine whether or not the Trustee shall take action with respect to any default.
8.7 Trustee may Rely on Certificates and Evidence. Whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate or instrument signed by any of the Chairman of the Board, the President, a Vice-President, the Secretary or the Treasurer of the Company and delivered to the Trustee and such certificate or instrument shall be full authority to the Trustee for any action taken or suffered by it under the provisions of this Indenture on the faith thereof; provided in its reasonable discretion the Trustee may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.
          In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Company shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form as may be prescribed by Applicable Legislation or as the Trustee may reasonably require by written notice to the Company.

          In the exercise of its rights and duties, the Trustee may, if it is acting in good faith, act and rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, certificates or other evidence furnished to the Trustee pursuant to a request of the Trustee, provided that such evidence complies with Applicable Legislation and that the Trustee examines the same and determines that such evidence complies with the applicable requirements of this Indenture.
          Whenever Applicable Legislation requires that evidence be in the form of a statutory declaration, the Trustee may accept such statutory declaration in lieu of a certificate of the Company required by any provision hereof. Any such statutory declaration may be made by any one or more of the Chairman or Chief Financial Officer of the Company or by any other officer(s) or director(s) of the Company to whom such authority is delegated by the directors from time to time.
          The Trustee may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.
          Proof of execution of any document or instrument in writing by a holder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution, or in any other manner the Trustee considers adequate.
8.8 Trustee’s Liability. The Trustee shall not be liable or accountable for any loss or damage whatsoever to any person caused by its performance or failure to perform by it of its responsibilities under this Indenture save only to the extent that such loss or damage is attributable to the negligence, wilful misconduct or fraud of the Trustee. The Trustee shall not be responsible for any misconduct on the part of any counsel, banker, receiver, agent or other person appointed with due care by it hereunder, or bound to supervise the proceedings of any such appointee.
8.9 Indemnification. Without limiting any protection or indemnity of the Trustee under any other provision hereof, or otherwise at law, the Company hereby agrees to indemnify and hold harmless the Trustee from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Trustee in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the negligence, wilful misconduct or fraud of the Trustee. This provision shall survive the resignation or removal of the Trustee, or the termination of this Indenture.
8.10 No Representation as to Validity. The Trustee shall be under no responsibility in respect of the validity of this Indenture or the execution and delivery hereof by the Company or in respect of the validity or the execution by the Company of any Special Warrant Certificate issued hereunder; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Indenture or in any Special Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Underlying Securities to be issued upon the exercise or deemed exercise of Special Warrants provided for in this Indenture and/or in any Special Warrant Certificate or as to whether any Underlying Securities will, when issued, be duly authorized or be validly issued and fully paid and non-assessable, it being hereby agreed and declared that as to all the matters and things referred to in this Section 8.10, the duty and responsibility shall rest upon the Company and not upon the Trustee and the failure of the Company to discharge any such duty and responsibility shall not in any way render the Trustee liable or place upon it any duty or responsibility for breach of which it would be liable.
8.11 Acceptance of Duties. The Trustee hereby accepts the duties set out in this Indenture and agrees to perform the same upon the terms and conditions herein set forth or referred to unless and until discharged therefrom by resignation or in some other lawful manner.
8.12 Contracting with Company. The Trustee may contract with the Company and buy, lend upon and deal in shares in the capital of the Company and in the Special Warrants constituted hereunder without being accountable for profits arising therefrom.
8.13 Trustee’s Authority to Carry on Business. The Trustee represents to the Company that as at the date hereof it is authorized to carry on the business of a trust company in the Qualifying Provinces. If, notwithstanding the provisions of this Section 8.13, it ceases to be authorized to carry on such business in such provinces, the validity and enforceability of this Indenture and the Special Warrants issued hereunder shall not be affected in any manner whatsoever by reason only of such event provided that the Trustee shall, within thirty (30) days after ceasing to be authorized to carry on such business in such provinces, either become so authorized or resign in the manner and with the effect specified in Section 8.2 hereof.
8.14 Monetary Distributions. The Trustee will have no obligation to make any monetary distributions to the Special Warrantholders under this Indenture except to the extent that certified funds have been deposited with the Trustee.
8.15 Trust Indenture Legislation. In this section, the term “Applicable Legislation” means the provisions, if any, of any statute relating to trust indentures and the applicable rules and regulations thereunder or to the rights, duties and obligations of Trustees and of corporations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture. If and to the extent that such provisions of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail. The Company and the Trustee agree that each will at all times in relation to this indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.
8.16 Limitations on Trustee. The parties agree that:

(a)	nothing in this Agreement will impose on the Trustee any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this indenture or any instrument ancillary or supplemental hereto;

(b)	the Trustee shall not be bound to give notice to any person of the execution hereof;

(c)	the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequences of any breach by the Company of any obligation herein contained or of any act of any director, officer, employee or agent of the Company; and

(d)	the Trustee and any person related to the Trustee will not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Company.
ARTICLE 9
NOTICE AND CERTIFICATES
9.1 Notice to Company. Unless and until the Company notifies the Trustee of a change of address, any notice or communication required or permitted to be given to the Company under the provisions of this Indenture shall be valid and effective if delivered to the Company at Suite 654, 999 Canada Place, Vancouver, British Columbia, V6C 3E1 Attention: Corporate Secretary or sent by telecopier (and a copy by regular mail) or other means of prepaid transmitted or recorded communication to such address, or subject to the provisions of Section 9.4 hereof, if mailed by prepaid registered mail addressed to the Company at Suite 654, 999 Canada Place, Vancouver, British Columbia, V6C 3E1 Attention: Corporate Secretary, telecopier number (604) 682-2060. Any notice to the Company as aforesaid shall be deemed to have been effectively given on the earlier of:
(a)	the date of delivery, if delivered during normal business hours of the Company (and, if not, on the next following Business Day);

(b)	the Business Day immediately following the day of sending, if sent by telecopier (with receipt confirmed), or

(c)	on the fifth (5th) Business Day after effectual posting in Canada.
9.2 Notice to Special Warrantholders. Unless and until a Special Warrantholder notifies the Company of a change of address, any notice or communication required or permitted to be given to a Special Warrantholder under the provisions of this Indenture shall be valid and effective if delivered to such holders at their post office addresses appearing on the register to be kept by the Trustee or sent by telecopier (and a copy by regular mail) or other means of prepaid transmitted or recorded communication to such address, or subject to the provisions of Section 9.4 hereof, if mailed by prepaid registered mail addressed to such holders at their post office addresses appearing on the register to be kept by the Trustee. Accidental error or omission in giving notice or accidental failure to mail notice to any holder will not invalidate any action or proceeding founded thereon. All notice may be given to whichever one of the Special Warrantholders (if more than one) is named first in the appropriate register hereinbefore mentioned, and any notice so given shall be sufficient notice to all Special Warrantholders of and any other persons (if any) interested in such Special Warrants. Any notice to a Special Warrantholder as aforesaid shall be deemed to have been effectively given on the earlier of:
(a)	the date of delivery, if delivered during normal business hours (and, if not, on the next following Business Day);

(b)	the Business Day immediately following the day of sending, if sent by telex, telegram, cable or telecopier (with receipt confirmed), or

(c)	on the fifth (5th) Business Day after effectual posting in Canada.
9.3 Notice to Trustee. Unless and until the Trustee is changed in accordance with the provisions of this Indenture or the Trustee notifies the Company of a change of address, any notice or communication required or permitted to be given to the Trustee under the provisions of this Indenture shall be valid and effective if delivered to the Trustee at CIBC Mellon Trust Company (Attention: Manager, Corporate Trust Department) at 1066 West Hastings Street, Suite 1600, Vancouver, British Columbia, V6E 3X1 or sent by telecopier (and a copy by regular mail) or other means of prepaid transmitted or recorded communication to either of such addresses, or subject to the provisions of Section 9.4 hereof, if mailed by prepaid registered mail addressed to the Trustee (Attention: Manager, Corporate Trust Department) in Vancouver at telecopier number: (604) 688-4301. Any notice to the Trustee as aforesaid shall be deemed to have been effectively given on the earlier of:
(a)	the date of delivery, if delivered during normal business hours of the Trustee (and, if not, on the next following Business Day);

(b)	the Business Day immediately following the day of sending, if sent by telex, telegram, cable or telecopier (with receipt confirmed), or

(c)	on the fifth (5th) Business Day after effectual posting in Canada.
Surrender of a Special Warrant Certificate and evidence relating thereto pursuant to Section 2.2 hereof shall be valid and effective if delivered or mailed by prepaid registered mail to the Principal Office of the Trustee, (Attention: Manager, Corporate Trust Department) at 1066 West Hastings Street, Suite 1600, Vancouver, British Columbia, V6E 3X1 and shall be deemed to have been effectively surrendered on the date of delivery, if delivered during normal business hours of the Trustee (and, if not, on the next following Business Day) or, if mailed, on the fifth (5th) Business Day after effectual posting in Canada.
9.4 Mail Service Interruption. If by reason of strike, lockout or other work stoppage, actual or threatened, of postal employees, any notice to be given to the Trustee or the Company would be unreasonably delayed in reaching its destination, such notice shall be valid and effective only if delivered to an officer of the party to which it is addressed or if sent to such party, at the appropriate address in accordance with Sections 9.1 or 9.3 hereof, as the case may be, by telecopier or other means of prepaid transmitted or recorded communication, or, in the case of Special Warrantholders, if published once (i) in the national edition of The Globe & Mail; and (ii) in such other place or places and manner, if any, as the Trustee may require. Any notice given to Special Warrantholders by publication shall be deemed to have been given on the last day on which publication shall have been effected in all of the cities in which publication is required.
9.5 General Provisions as to Certificates. Each Certificate of the Company, and opinion of counsel (“Document”) required under or referred to in this Indenture or furnished in connection with any application, written order or written request made to the Trustee or a Special Warrantholder pursuant to any provisions of this Indenture shall specify the section under which such Document, application, written order or written request is being made and shall include:
(a)	a statement that the person signing such Document has read and understands the conditions precedent with respect to compliance with which such evidence is being given;

(b)	a description of the nature and scope of the examination or investigation upon which the Document is based; and

(c)	a statement that the person providing the Document has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.
          Any application, written demand, statement, request, notice, designation, direction, nomination or other instrument to be made by the Company under any of the provisions of this Indenture shall, unless otherwise provided, be deemed sufficiently made and executed if executed by any one of the President, any Vice-President, the Secretary or the Chief Financial Officer of the Company and need not be under the corporate seal of the Company. The Trustee shall accept a certificate signed by the Secretary of the Company as sufficient evidence of the passage of any resolution by the directors.
          Any Document may be based, insofar as it relates to factual matters, upon information with respect to the Company which is in the possession of the Company or upon the certificate or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.
          Counsel in giving any opinion under this Indenture may rely in whole or in part upon the opinion of other counsel provided that counsel shall consider such other counsel as one upon whom he may properly rely.
          Any certificate of any expert, insofar as it relates to matters outside of such expert’s competence or responsibility, may be based upon a certificate or opinion of or upon representations by counsel or some other qualified expert, unless such first-mentioned expert knows that the certificate or opinion or representations with respect to the matters upon which his certificate may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.
ARTICLE 10
GENERAL PROVISIONS
10.1 Power of Board of Directors. In this Indenture, wherever the Company is required or empowered to exercise any acts, all such acts may be exercised by the directors of the Company or by those officers of the Company authorized to exercise such acts.
10.2 Formal Date and Execution Date. For the purpose of convenience this Indenture may be referred to as bearing as its formal date the date first above written in this Indenture, which shall be the date on which this Indenture shall become effective between the parties hereto, irrespective of the actual date of execution hereof.
10.3 Further Assurances. The parties hereto and each of them do hereby covenant and agree to do such things and execute such further documents, agreements and assurances as may be necessary or advisable from time to time in order to carry out the terms and conditions of this Indenture in accordance with their true intent.
10.4 Unenforceable Terms. If any term, covenant or condition of this Indenture, or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Indenture or the application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable shall not be affected thereby and each remaining term, covenant or condition of this Indenture shall be valid and shall be enforceable to the fullest extent permitted by law.
10.5 Entire Agreement. Subject to Section 7.1 and other applicable provisions, this Indenture constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Indenture or the subject matter hereof except as specifically set forth herein.
10.6 Amendments. Subject to Section 7.1 and other applicable provisions, this Indenture may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties hereto but not otherwise.
10.7 Counterparts. This Indenture may be executed in one or more counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.
10.8 No Waiver. Subject to the express provisions hereof, no consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.
10.9 Enurement. This Indenture shall benefit and bind the parties to it and their respective successors and assigns.
          IN WITNESS WHEREOF the parties hereto have executed this Indenture as of the date first above written.

IVANHOE ENERGY INC.

Per:	/s/ Beverly A. Bartlett

CIBC MELLON TRUST COMPANY

Per:	/s/ Tricia Murphy

Per:	/s/ Margot Sulymka

SCHEDULE “A”
IVANHOE ENERGY INC. SPECIAL WARRANT CERTIFICATE
IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]. NO OFFER OR SALE OF THESE SECURITIES SHALL BE MADE TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON FOR A PERIOD OF FORTY (40) DAYS STARTING ON THE DATE ON WHICH THE DISTRIBUTION OF THESE SECURITIES IS COMPLETED, BEING                                         , 2006.
THIS SPECIAL WARRANT AND THE COMMON SHARES AND WARRANTS ISSUABLE UPON EXERCISE OF THIS SPECIAL WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS SPECIAL WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) OR A PERSON IN THE UNITED STATES UNLESS THIS SPECIAL WARRANT AND THE UNDERLYING SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE SECURITIES LAWS OF ALL APPLICABLE STATES OF THE UNITED STATES OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. NO OFFER OR SALE OF THESE SECURITIES SHALL BE MADE TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON FOR A PERIOD OF FORTY (40) DAYS STARTING ON THE DATE ON WHICH THE DISTRIBUTION OF THESE SECURITIES IS COMPLETED, BEING                                         , 2006.
IVANHOE ENERGY INC.
(the “Company”)
THE SPECIAL WARRANTS REPRESENTED BY THIS CERTIFICATE WILL EXPIRE AS OF 5:00 P.M., VANCOUVER TIME, ON THE FIFTH (5TH) BUSINESS DAY FOLLOWING THE EARLIER OF:
1.	THE DAY UPON WHICH A RECEIPT FOR A FINAL PROSPECTUS IN RESPECT OF THE UNDERLYING SECURITIES ISSUABLE UPON EXERCISE OF THE SPECIAL WARRANTS HAS BEEN ISSUED BY THE SECURITIES REGULATORY AUTHORITY IN EACH OF THE QUALIFYING PROVINCES (AS DEFINED IN THE INDENTURE); AND

2.	THE FOUR MONTH ANNIVERSARY OF THE CLOSING DATE

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(THE “EXPIRY DATE”), UNLESS SPECIFICALLY EXERCISED OR DEEMED EXERCISED IN THE MANNER HEREINAFTER DESCRIBED ON OR PRIOR TO THE EXPIRY DATE.

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SPECIAL WARRANTS
IVANHOE ENERGY INC. (the “Company”)
(Incorporated under the laws of the Yukon Territory)
SPECIAL WARRANT CERTIFICATE NO.                                                                                       Special Warrants
          THIS IS TO CERTIFY that                                                              (the “holder”) is entitled to subscribe for, in the manner herein provided, subject to the restrictions contained herein, at any time and from time to time on or prior to 5:00 p.m. Vancouver time (the “Expiry Time”), on the Expiry Date, subject to the adjustments described below, that number of Common Shares and Warrants which is equal to the number of Special Warrants represented hereby, both without payment of any additional consideration.
          The Special Warrants represented by this certificate are issued under and pursuant to a Special Warrant Indenture (the “Indenture”) made as of April 7, 2006 between the Company and the Trustee (which expression shall include any successor trustee appointed under the Indenture), to which Indenture (and any amendments thereto and instruments supplemental thereto) reference is hereby made for a full description of the rights of the holders of the Special Warrants and the terms and conditions upon which such Special Warrants are or are to be, issued and held, all to the same effect as if the provisions of the Indenture and all amendments thereto and instruments supplemental thereto were herein set forth and to all of which provisions the holder of these Special Warrants by acceptance hereof assents. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.
          In the event of any conflict or inconsistency between the provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) and the provisions of this Special Warrant Certificate, except those that are necessary by context, the provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) shall prevail. The terms and provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) are incorporated herein by reference.
          The right to subscribe for Common Shares and Warrants in the capital of the Company represented hereby may be exercised by either the holder hereof or the Trustee as follows:
(1)	The holder hereof may exercise the Special Warrants before the Expiry Date by:
(a)	duly completing in the manner indicated and executing the Exercise Form attached hereto; and

(b)	surrendering this Special Warrant Certificate to CIBC Mellon Trust Company (the “Trustee”) as hereinafter set forth.
This Special Warrant Certificate shall be validly surrendered only upon delivery thereof or by mailing the same to the Trustee at its principal office in the City of Vancouver (at the address hereinafter indicated). The Exercise Form attached hereto shall be deemed

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not to be duly completed if not fully completed in the manner indicated or if the name and mailing address of the holder do not appear legibly on such Exercise Form or such Exercise Form is not signed by the holder.
(2) Subject as provided herein, the Trustee will be deemed to have exercised and surrendered the Special Warrants represented by this Special Warrant Certificate on behalf of the holder thereof as of 4:59 p.m. (Vancouver time) on the Expiry Date if the holder fails to exercise the Special Warrants that may be exercised by it before the Expiry Time. All Special Warrants shall expire immediately after the Expiry Time.
          In the case of a Special Warrant which is deemed exercised and surrendered by the Trustee on behalf of a holder, as soon as practicable following the exercise by the Trustee of such Special Warrants, the Trustee shall immediately notify the holder hereof in accordance with the provisions of Section 9.2 of the Indenture to the effect the Trustee has so exercised the Special Warrants on behalf of the holder.
          Not later than the fifth (5th) Business Day after the surrender to the Trustee of this Special Warrant Certificate for the purposes of exercising the Special Warrants represented hereby with the attached Exercise Form duly completed or the deemed exercise and surrender of any Special Warrant by the Trustee on behalf of the holder thereof, the Trustee will mail to the holder, or to such person as the holder may otherwise specify in the Exercise Form or by written notice given to the Trustee prior to such mailing, at the address of the holder or, if so specified, of such person, or, if specified in the Exercise Form or by written notice given to the Trustee prior to such mailing, will deliver to such holder or person at the place where such Special Warrant Certificate was surrendered certificates representing the number of Underlying Securities registered in the name of the holder or, if so specified, such person. In the event of non-receipt of any such certificate by the person to whom it is so sent as aforesaid, or the loss or destruction thereof, the Company shall issue and the Trustee shall countersign and deliver to such person a replacement certificate of like date and tenor in place of the one lost or destroyed upon being furnished with such evidence of ownership and non-receipt, loss or destruction and with such indemnity and surety bond or security as the Trustee may reasonably require. The holder shall bear the cost of the issue of such replacement certificate. If less than all the Special Warrants evidenced by this Special Warrant Certificate are exercised, the holder will be entitled to receive without charge a new Special Warrant Certificate representing the balance of such Special Warrants.
          Upon valid or deemed exercise of the Special Warrants as provided herein, the person or persons in whose name or names the Underlying Securities are issuable, shall be deemed for all purposes (except as provided in the Indenture) to be the holder or holders of record of such Underlying Securities and the Company covenants that it will (subject to and in accordance with the provisions of the Indenture) cause certificates representing such Underlying Securities to be delivered or mailed to such person or persons at the address or addresses specified in such Exercise Form.
          To the extent that the Special Warrants represented by this Special Warrant Certificate confer the right to subscribe for a fraction of an Underlying Security, such right may

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be exercised in respect of such fraction only in combination with an additional Special Warrant or Special Warrants which in the aggregate entitle the holder to acquire a whole number of Underlying Securities. No fractional Common Shares or fractional Warrants will be issued. If a holder is not able to, or elects not to, combine Special Warrants so as to be entitled to acquire a whole number of Underlying Securities, the Company shall make an appropriate cash adjustment. No cash adjustment will be made in respect of any entitlement to a fractional Warrant. In respect of any holder, the Company shall only be required to make such a cash adjustment once and for one (1) fractional Common Share and no more. The amount of the cash adjustment shall be equal to the fraction of a Common Share to which the holder would be entitled multiplied by the Current Market Price. The Company will not, under any circumstances, be obligated to issue payment to a Special Warrantholder of less than US$10.00.
          The Indenture provides for adjustments to the subscription rights attaching to these Special Warrants in certain events and also provides for the giving of notice by the Company prior to taking certain actions specified therein.
          The holding of the Special Warrants evidenced by this Special Warrant Certificate shall not constitute the holder hereof a shareholder of the Company or entitle such holder to any right or interest in respect thereof except as herein and in the Indenture expressly provided.
          The Special Warrants evidenced by this Special Warrant Certificate are transferable only in accordance with the terms and conditions set forth in Section 2.3 of the Indenture which makes reference to the fact that a person who furnishes evidence (unless the Company has instructed the Trustee in writing to waive such requirement) to the reasonable satisfaction of the Trustee that he is:
(a)	the executor, administrator, heir or legal representative of the heirs of the estate of a deceased Special Warrantholder,

(b)	a guardian, committee, trustee, curator or tutor representing a Special Warrantholder who is an infant, an incompetent person or a missing person,

(c)	a liquidator of, or a trustee in bankruptcy for, a Special Warrantholder, or

(d)	a transferee of a Special Warrantholder who provides the Trustee with evidence satisfactory to the Trustee and the Company, acting reasonably, including but not limited to a properly completed and executed declaration attached as Exhibit “A” to the transfer form attached to the Special Warrant Certificate, that such transferee is/was either: (i) not in the United States at the time the buy order for the Special Warrants was executed, not acquiring the Special Warrants for the account or benefit of a U.S. Person or a person in the United States and was not offered the Special Warrants in the United States, or (ii) a person that has purchased or acquired Special Warrants in a transaction exempt from registration under the U.S. Securities Act and has provided the Company with satisfactory evidence of the availability of such exemption which shall include an opinion of counsel reasonably acceptable to the Company and was exempt from registration

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under any applicable securities laws of any state of the United States and that the securities laws of any other applicable jurisdiction(s) have been complied with in relation to the transfer of the Special Warrants involved, may, as set forth in the Indenture, by surrendering to the Trustee such evidence together with the Special Warrant Certificate in question with a duly executed instrument of transfer in the form attached and subject to such reasonable requirements relating to the payment of costs of the transfer by the holder as the Trustee may prescribe and all applicable securities legislation and requirements of regulatory authorities, become noted upon the register of holders.
          If any of the Common Shares and Warrants in respect of which the Special Warrants are exercised are to be issued to a person or persons other than the holder (as aforesaid), the holder shall pay to the Trustee all requisite stamp transfer taxes or other governmental charges exigible in connection with the issue of such Common Shares and Warrants to such other person or persons or shall establish to the satisfaction of the Trustee that such taxes and charges have been paid.
          This Special Warrant Certificate shall not be valid for any purpose whatever unless and until it has been countersigned by or on behalf of the Trustee.
          Time shall be of the essence hereof. The Special Warrants and the Indenture (and any amendments thereto and instruments supplemental thereto) shall be governed by, performed, construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.
          Unless the Company has instructed the Trustee in writing to waive any or all of the following requirements, the Special Warrants may not be exercised by or for the account or benefit of a U.S. Person or a person in the United States unless the holder certifies in writing to the Company and the Trustee that the holder is: (i) an original subscriber of Special Warrants who has confirmed in writing to the Company and the Trustee each of the representations and warranties made by the holder in connection with such holder’s subscription for Special Warrants; or (ii) a registered transferee of such Special Warrants who has complied with the terms of the Special Warrant Indenture provided that the Company may, in its sole discretion, accept, in substitution for the foregoing, evidence satisfactory to the Company, acting reasonably, to the effect that the Warrants and Common Shares have been registered under the U.S. Securities Act and applicable state securities laws or that the Warrants and Common Shares may be issued upon exercise of the Special Warrants without registration under the U.S. Securities Act and any applicable state securities laws.
          The Special Warrants may not be exercised in the United States or by or for the account or benefit of a U.S. Person or person in the United States other than by: (i) an original purchaser of the Special Warrants from the Company, or (ii) by a registered transferee of Special Warrants that acquired the Special Warrants in a transaction exempt from registration under the U.S. Securities Act and applicable state securities laws and in compliance with the Special Warrant Indenture.

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          Unless otherwise determined by the Company by way of written instructions to the Trustee:
(A)	each certificate representing Common Shares or Warrants (or Common Shares issued upon the exercise of Warrants) issued pursuant to an exercise of Special Warrants prior to the Expiry Date will bear a legend as follows:
“IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE.”;
(B)	any certificates representing Common Shares bearing the legend described in (A) will bear the following additional legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE BUT CANNOT BE TRADED THROUGH THE FACILITIES OF THE EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.”; and
(C)	each certificate representing Warrants will bear a legend as follows:
“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) OR A PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND THE UNDERLYING SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE SECURITIES LAWS OF ALL APPLICABLE STATES OF THE UNITED STATES OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.”
After the exercise or deemed exercise of any of the Special Warrants represented by this Special Warrant Certificate, the holder will no longer have any rights under either the Special Warrant Indenture or this Special Warrant Certificate with respect to such Special Warrants, other than the right to receive certificates representing the Underlying Securities issuable upon the exercise

8

or deemed of the Special Warrants represented by this Special Warrant Certificate, and these Special Warrants shall be void and of no further value or effect.
          IN WITNESS WHEREOF the Company has caused this Special Warrant Certificate to be signed by its duly authorized officer as of April 7, 2006.

IVANHOE ENERGY INC.

Per:

Authorized Signatory

Countersigned by:

CIBC MELLON TRUST COMPANY

Per:

Authorized Signatory

EXERCISE INSTRUCTIONS TO SPECIAL WARRANTHOLDER
          The Special Warrantholder hereof may exercise his right to subscribe for Common Shares and Warrants of IVANHOE ENERGY INC. (the “Company”), by completing the Exercise Form and surrendering this Special Warrant Certificate and the duly completed Exercise Form to CIBC Mellon Trust Company by delivering or mailing it to CIBC Mellon Trust Company at its principal stock transfer office in the City of Vancouver at 1066 West Hastings Street, Suite 1600, Vancouver, British Columbia, V6E 3X1.
          For your own protection, it is suggested that all documentation be forwarded to the Trustee by registered mail.

EXERCISE FORM
To: Ivanhoe Energy Inc.
c/o CIBC Mellon Trust Company
1066 West Hastings Street, Suite 1600
Vancouver, British Columbia
V6E 3X1
The undersigned holder of the within Special Warrant Certificate, pursuant to the Special Warrant Indenture mentioned therein hereby exercises                                          of the Special Warrants (the “Exercised Special Warrants”) evidenced thereby and hereby subscribes for a number of Common Shares and Warrants of Ivanhoe Energy Inc. equal to such number of Common Shares and Warrants or numbers or amounts of other shares or securities or property, or combination thereof, to which such exercise entitles him under the provisions of the Special Warrant Indenture and on the terms specified in such Special Warrant Certificate and the Special Warrant Indenture.
The undersigned hereby irrevocably directs that such Common Shares and Warrants be issued and delivered as follows:

Number(s) or
Amount(s) of
Common Shares
Name(s) in Full	Address(es)	and Warrants

No certificates will be registered or delivered to an address in the United States – unless Box B below is checked.
(Please print full name in which share and warrant certificates are to be issued. If any Common Shares and Warrants are to be issued to a person or persons other than the Special Warrantholder, the Special Warrantholder must pay to the Trustee all exigible transfer taxes or other government charges.)
The undersigned certifies that each of the representations and warranties made by the undersigned to the Company in connection with the undersigned’s acquisition of the Exercised Special Warrants remains true and correct on the date hereof.
The undersigned represents that it (A) has had access to such current public information concerning Ivanhoe Energy Inc. as it considered necessary in connection with its

2

investment decision and (B) understands that the securities issuable upon exercise hereof have not and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).
The undersigned represents and warrants that it: [check one only]

☐	A.	is not in the United States or a U.S. Person as defined in Rule 902 of Regulation S under the U.S. Securities Act and is not exercising the Exercised Special Warrants for the account or benefit of a U.S. Person or a person in the United States.

☐	B.	is a registered holder that acquired the Exercised Special Warrants in a transaction that was exempt from registration under the U.S. Securities Act and applicable state securities laws and in compliance with Subsection 2.3(d)(ii) of the Special Warrant Indenture.
     DATED at this                      day of                     , 2006.

Signature Guaranty*	Signature of Subscriber**

Name of Subscriber

Address (include Postal Code)

SIN/TIN Number (if any)

* If the Common Shares and Warrants are to be issued to a person other than the registered holder, then the signature of the Subscriber must be guaranteed by a bank, trust company or medallion guaranteed by a member of a recognized stock exchange.
** This signature must correspond exactly with the name appearing on the registration panel.
Check box if the share and warrant certificates are to be delivered at the office where this Special Warrant is exercised, failing which they will be mailed.☐

TRANSFER OF SPECIAL WARRANTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

Name

Address

                                         Special Warrants of Ivanhoe Energy Inc. registered in the name of the undersigned on the records of Ivanhoe Energy Inc. maintained by CIBC Mellon Trust Company represented by the Special Warrant Certificate attached and irrevocably appoints                                                              the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.
DATED at this                      day of                                         , 2006.

Signature Guaranteed	(Signature of Special Warrant Holder)

Print full Name

Print full address and SIN/TIN (if any)

Instructions
1.	If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Company.
2.	The signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed by an investment dealer who is a member of a recognized stock exchange.
3.	Special Warrants will only be transferable in accordance with applicable securities laws and stock exchange regulations. The transfer of Special Warrants to a transferee may, depending on the residency of such transferee, result in the securities obtained upon the exercise of the Special Warrants (whether after or before obtaining receipts for a final prospectus relating to the distribution of such securities upon exercise of Special Warrants) not being freely tradeable in the jurisdiction where the transferee is resident.
4.	Unless the Company has otherwise instructed the Trustee in writing, no transfer of Special Warrants will be valid unless this Transfer Form is accompanied by: (a) a duly executed declaration by the transferee of Special Warrants in the form attached as Exhibit “A” to this Transfer Form; and (b) such other evidence as the Trustee may reasonably require that the transfer of such Special Warrants is being made in accordance with all applicable securities legislation.

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EXHIBIT “A”

DECLARATION OF TRANSFEREE OF SPECIAL WARRANTS OF IVANHOE ENERGY INC.

TO:	CIBC Mellon Trust Company, trustee of the Special Warrants of Ivanhoe Energy Inc.

AND TO:	Ivanhoe Energy Inc. (the “Company”)
          The undersigned transferee (“Transferee”) of special warrants of Ivanhoe Energy Inc. (“Special Warrants”) whose name appears as such on the form of transfer of such Special Warrants that accompanies this declaration, hereby declares and certifies, for himself and on behalf of each beneficial transferee of all or any part of such Special Warrants, that he and they are aware that the Special Warrants and the common shares and warrants of the Company underlying the Special Warrants (the “Underlying Securities”) have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any states of the United States, and that the transfer contemplated hereby is being made in reliance on an exemption from such registration requirements:
[check one only]

☐	A.	(i)	no offers to sell the Special Warrants or the Underlying Securities were made by any person to the Transferee or any beneficial transferee for whom he is acting while such persons were in the United States;
		(ii)	the Transferee and each beneficial transferee for whom he is acting were outside the United States at the time of execution and delivery of the instrument by which the Transferee and each beneficial transferee for whom he is acting agreed to acquire the Special Warrants; and
		(iii)	the Transferee is not, and is not acquiring the Special Warrants for the account or benefit of, a U.S. Person as defined in Rule 902 of Regulation S under the U.S. Securities Act.

☐	B.	The Transferee has acquired the Special Warrants in a transaction exempt from registration under the U.S. Securities Act and applicable state securities laws and has provided herewith evidence (which the Transferee acknowledges must be satisfactory to the Company) of such exemption. The Transferee acknowledges that there is a Special Indenture which contains restrictions with respect to the exercise and transfer of Special Warrants.
[The remainder of this page has been intentionally left blank]

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DATED at                               this                 day of                                         , 2006.

Name of Transferee

By:

Signature of Authorized Representative

Name of Person Signing

Title